UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange of 1934

Date of Report (Date of earliest event reported): February 3, 2014

New Media Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

212-479-3160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On February 3, 2014, the Board of Directors (the “Board”) of New Media Investment Group Inc. (“New Media”) adopted the New Media Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan (the “Incentive Plan”). Please see the registration statement on Form S-1 filed by New Media with the Securities and Exchange Commission for a description of the material provisions of the Plan, which description is incorporated herein by reference. A copy of the Incentive Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

On the same date, the Board adopted a form of the New Media Investment Group Inc. Non-Officer Director Restricted Stock Grant Agreement (the “Form Grant Agreement”) to govern the terms of awards of restricted stock (“Restricted Stock”) granted under the Incentive Plan to directors who are not officers or employees of New Media (the “Non-Officer Directors”). The Form Grant Agreement provides for the grant of Restricted Stock that vests in equal annual installments on each of the first, second and third anniversaries of the grant date, subject to the Non-Officer Director’s continued service as a member of the Board, and immediate vesting in full upon his or her death or disability. If the Non-Officer Director’s service terminates for any other reason, all unvested shares of Restricted Stock will be forfeited. Any dividends or other distributions that are declared with respect to the shares of Restricted Stock will be paid to the Non-Officer Director at the time such shares vest.

The foregoing description is qualified in its entirety by reference to the Form Grant Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	New Media Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan

10.2	Form of New Media Investment Group Inc. Non-Officer Director Restricted Stock Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

Date: February 7, 2014	By:	/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	New Media Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan

10.2	Form of New Media Investment Group Inc. Non-Officer Director Restricted Stock Grant Agreement